EXHIBIT 99.1
                                                             ------------

                              L e t t e r   T o   S h a r e h o l d e r s
                                    a n d   P r o x y   S t a t e m e n t
                    -----------------------------------------------------






                            NEWELL RUBBERMAID{TM}
                            ---------------------







   [Graphics of product logos omitted]

   Sharpie{R}          [Logo]
   Irwin{R}            [Logo]
   Calphalon{R}        [Logo]
   Rubbermaid{R}       [Logo]
   Irwin Vise-Grip{R}  [Logo]
   BernzOmatic{R}      [Logo]
   Lenox{R}            [Logo]
   Waterman{R}         [Logo]
   Graco{R}            [Logo]
   Levolor{R}          [Logo]
   Paper Mate{R}       [Logo]
   Little Tikes{R}     [Logo]
   Parker{R}           [Logo]

























                            NEWELL RUBBERMAID{TM}
                           Conducts Business Under
                                Five Segments

                                 2003 SALES
                                  $7,750.0

                     ALL SALES ARE REPORTED IN MILLIONS

                  [Pie chart depicting 2003 Sales omitted]


                            26%  Cleaning and Organization
                            22%  Office Products
                            15%  Tools & Hardware
                            16%  Home Fashions
                            21%  Other


                           CLEANING & ORGANIZATION

   DIVISIONS:

   Rubbermaid Home Products, Food & Beverage, Commercial, Europe, Canada


   This segment focuses on indoor and outdoor organization, home storage, food storage and cleaning products.

             Sales          Operating Income*
             -----          ----------------
   2003      $2,013.7       $ 92.0    4.6%
   2002      $1,901.8       $169.0    8.9%

   BRANDS:
   Rubbermaid{R}, Stain Shield{R}, TakeAlongs{R}, Roughneck{R}, Brute{R}

   * For a reconciliation of operating income by segment to total operating income for Newell Rubbermaid Inc. refer to management's discussion and analysis in Appendix A to the proxy statement accompanying this letter.


                               OFFICE PRODUCTS

   DIVISIONS:

   Sanford North America, Europe, Latin America, Asia Pacific

   This segment is a world leader in writing instruments with a product offering that includes pens, pencils, permanent markers, juvenile writing instruments, fine writing, dry erase markers, highlighters, art supplies and office products.

             Sales          Operating Income*
             -----          ----------------
   2003      $1,681.2       $309.6    18.4%
   2002      $1,684.1       $306.1    18.2%

   BRANDS:
   Sharpie{R}, Paper Mate{R}, Waterman{R}, Parker{R}, Colorific{R},
   Eldon{R}

   * For a reconciliation of operating income by segment to total operating income for Newell Rubbermaid Inc. refer to management's discussion and analysis in Appendix A to the proxy statement accompanying this letter.

   ----------------------------------------------------------------------

   NEWELL RUBBERMAID{TM} is a global manufacturer and marketer of branded consumer products and their commercial extensions, serving a wide array of retail channels including department stores, discount stores, warehouse clubs, home centers, hardware stores, commercial distributors, office superstores, contract stationers, grocery stores, drug stores, automotive stores and pet superstores. We market a multi-product offering of consumer and commercial products, backed by an obsession with customer service excellence and new product development. Our portfolio includes a family of Power Brands that consumers rely on where they work, live and play.

        Our vision is to create a global powerhouse in consumer and commercial products, providing long-term value to our shareholders.

   ---------------------------------------------------------------------

                              TOOLS & HARDWARE

   DIVISIONS:
   IRWIN North America, IRWIN Latin America, IRWIN Europe, Lenox,
   BernzOmatic, Shur-Line, Amerock

   This segment includes an extensive global offering of hand tools, power tool accessories, propane torches, paint applicators and cabinet hardware.

             Sales          Operating Income*
             -----          ----------------
   2003      $1,199.7       $179.2    14.9%
   2002      $  783.0       $ 79.2    10.1%









   BRANDS:
   IRWIN{R}, Lenox{R}, VISE-GRIP{R}, Marathon{R}, Quick-Grip{R},
   BernzOmatic{R}, Shur-Line{R}

   * For a reconciliation of operating income by segment to total operating income for Newell Rubbermaid Inc. refer to management's discussion and analysis in Appendix A to the proxy statement accompanying this letter.


                                HOME FASHIONS

   DIVISIONS:
   Levolor/Kirsch, Home Decor Europe, Swish UK, Frames Europe, Burnes

   This segment competes in window blinds and shades, drapery hardware and picture frames.

             Sales          Operating Income*
             -----          ----------------
   2003      $1,258.7       $ 54.9    4.4%
   2002      $1,425.5       $113.5    8.0%

   BRANDS:
   Levolor{R}, Kirsch{R}, Gardinia{R}, Swish{R}, Burnes of Boston{R}


   OTHER

   DIVISIONS:
   Calphalon, Cookware Europe, Panex, Anchor, Goody, Graco, Little Tikes

   This segment includes cookware, cutlery, glassware, hair care accessories as well as infant and juvenile products including toys, high chairs, car seats, strollers and outdoor play equipment.

             Sales          Operating Income*
   2003      $1,596.7       $108.9    6.8%
   2002      $1,659.5       $115.7    7.0%

   BRANDS:
   Calphalon{R}, Mirro{R}, WearEver{R}, Anchor{R}, Graco{R}, Little Tikes{R}, Goody{R}

   * For a reconciliation of operating income by segment to total operating income for Newell Rubbermaid Inc. refer to management's discussion and analysis in Appendix A to the proxy statement accompanying this letter.













   DEAR FELLOW SHAREHOLDERS,

        Three years ago we began a journey to transform Newell
   Rubbermaid from a "growth by acquisition" company into a global marketer of consumer and commercial products that could grow organically, fueled by innovation behind a stable of power brands.

        To execute a change of this magnitude, we found it necessary to not only change our strategy, but to change our culture. In May of 2001, we introduced our "How We Win" Roadmap for Success - a comprehensive plan that establishes The Right Measures, The Right Strategy, The Right Organization, The Right Operating Cycle and The Right Culture.

        Now, let me walk you through "How We Win."

        "HOW WE WIN" ROADMAP          STRATEGIC INITIATIVES

        The Right MEASURES            PRODUCTIVITY
        The Right STRATEGY            STREAMLINING
        The Right ORGANIZATION        NEW PRODUCT DEVELOPMENT
        The Right OPERATING CYCLE     MARKETING
        The Right CULTURE             STRATEGIC ACCOUNT MANAGEMENT
                                      COLLABORATION

   THE RIGHT MEASURES

        In 2003, we experienced pressure related to increased material cost, elevated competition in low-end product lines and lower production levels that resulted in short-term gross margin contraction. These short-term pressures, combined with the complexity of our transformation, have extended the time-frame for achieving our financial targets. Nevertheless, we continue to focus on our Five Key Measures because they drive the right behaviors for the long-term success of this organization.

        Our first metric, INTERNAL SALES GROWTH*, was flat for the year compared to 2002. We saw significant growth in many of our high-margin businesses, including Sharpie{R} permanent markers and IRWIN{R} hand tools and power tool accessories. However, in some of our businesses, primarily low-end product lines where we cannot support premium pricing with strong brands and product innovation, we saw significant pricing and volume declines. The resulting double-digit sales declines in these categories caused us to take some aggressive strategic actions.

        By mid-year, we identified approximately $300 million in annual sales of low-margin product lines that would not yield our target returns in their market categories. We are pleased to report that, by


   * defined on page 3









   the end of 2003, we took aggressive steps to exit approximately $50 million in sales of these product lines and in 2004 we will continue this process of rationalizing low-margin product lines.

        This decision puts short-term pressure on top-line growth and on gross margin, as the exit of our fixed costs will not occur at an equally rapid rate. Over the long-term, however, this decision will contribute to gross margin expansion, helping us improve OPERATING INCOME* as a percent of sales. This is our second key measure, which we will grow from 9.5%, delivered in 2003, to our long-term target of 15%.

        We have also made consistent progress driving our third measure, WORKING CAPITAL* as a percent of sales, toward our long-term goal of 20%. At the close of 2003, significant inventory reduction drove working capital as a percent of sales down to 24%, from 30% in 2001. We ended the year with the lowest inventory level in three years. This was truly a great performance delivered by the team.

        This inventory reduction helped us finish the year with $242 million in FREE CASH FLOW*, our fourth measure. The company has shown a dramatic improvement in this metric over the past three years. We have generated over one billion dollars in Free Cash Flow for the period 2001 to 2003, compared to the previous three-year period where we generated $158 million. More importantly, this strong cash flow supports our dividend and our ability to pay down debt. Our long-term goal is to grow Free Cash Flow in line with, or better than, earnings growth.

        Our fifth measure is RETURN ON INVESTED CAPITAL* (ROIC). ROIC is improved by either increasing profitability or decreasing assets - we are working on both. Regarding profitability, Operating Income is a strong focus for the organization and we are working diligently to improve this metric. Regarding our asset base, we have made significant progress to right size our manufacturing network. To date, we have closed 78 facilities in North America and Western Europe. Making these decisions is difficult, but necessary to deliver long-term shareholder value. We must manufacture our products in a best-cost environment in order to stay competitive in the global market place. In addition to rationalizing our facilities, we have become much more disciplined with our capital spending, allocating resources to those projects with the highest returns. This approach will drive improvements in ROIC from our current 9.5% level to our long-term target of 15%.


   THE RIGHT STRATEGY

        Our strategy remains unchanged. Our Six Strategic Initiatives are the right strategies to drive improvement in our five key measures to transform this company into a strong financial performer over the long-term and to unlock the power of our brands.

   * defined on page 3









        Our first two initiatives, PRODUCTIVITY and STREAMLINING, focus on reducing costs. In terms of Productivity, or reducing cost of goods sold (COGS), we continue to build upon our broad-based improvements in purchasing, manufacturing efficiencies as well as distribution and transportation. Additionally, we continue to execute on our three-year restructuring program, which began in 2001 and was designed to drive best-cost performance in our manufacturing network. As planned, we will complete the charges related to this program in the second quarter of 2004 and expect annualized savings of approximately $150 million.

         [Bar Graph depicting        [Bar Graph depicting         [Bar Graph depicting     [Bar Graph depicting Free
        Internal Sales Growth]         Operating Income]            Working Capital]               Cash Flow]

         INTERNAL SALES GROWTH         OPERATING INCOME             WORKING CAPITAL              FREE CASH FLOW
          (PERCENT INCREASE)        (PERCENT OF NET SALES)       (PERCENT OF NET SALES)     (IN MILLIONS OF DOLLARS)

             '01     (7.6)               '01      9.5                 '01     29.6                '01     392
             '02      3.3                '02     10.4                 '02     25.8                '02     392
             '03        0                '03      9.5                 '03     23.9                '03     242

        As part of our productivity initiative, we have an internal target to deliver 5% cost reductions year over year. We fell short of our goal in 2003, primarily due to rising material costs that we were unable to offset

        [Picture of Paper Mate{R} Tandem{TM} omitted]

   through other initiatives. This is unacceptable to our organization. In order to deliver our productivity targets going forward, we are focused on the deployment of Newell Operational Excellence (NWL OPEX) throughout our manufacturing network. NWL OPEX is a methodical process focused on lean manufacturing. It includes creating the right manufacturing and distribution metrics and using these to drive improvements quarter after quarter. In 2003, we trained all of our plant managers in the principles of NWL OPEX and are encouraged with the prospects for 2004 and beyond.

        In terms of Streamlining, or reducing non-strategic selling, general and administrative expenses (SG&A), the team has cut $125 million dollars of redundant or unnecessary SG&A at an annualized rate. We have reinvested these dollars to support strategic growth through new product development, marketing and brand building. We are encouraged with these cost savings and recognize cost reduction is an on-going process critical to funding future growth.

        Our next four strategic initiatives are where our leadership translates into an unassailable competitive advantage.

        We have focused on installing and fostering our NEW PRODUCT DEVELOPMENT process, as high-margin, new products are key to our success. This process and discipline have been infused throughout the company and the team has delivered many innovative, high-margin products.

        The writing instruments team launched the Paper Mate{R} Tandem{TM}. This dual-use pen, with detachable, refillable high-lighter and comfort grip, is ideal for business, travel or study. Calphalon launched its highly-anticipated Calphalon{R} One{TM} Infused Anodized product line. This patent-pending, revolutionary, infused anodized cooking surface outperforms existing high-end cookware by combining the benefits of a traditional hard-anodized surface with the benefits of a non-stick surface.

        At IRWIN, Strait-Line{R} laser tools generated superior results and provide an excellent platform for growth in the measuring and marking tool categories. Our Rubbermaid business is delivering smarter solutions for pets through innovation, style and quality. The Rubbermaid{R} Pets product line includes doghouses, pet grooming, travel and food storage products.

        These products are just a few examples from our new product pipeline. This initial progress is encouraging, but we are still in the nascent phase of developing our new product development process. Our challenge over the past few years has not been a lack of ideas, but rather finding the right cadence of new product introductions that our manufacturing network and sales and marketing teams could execute. Today our teams are in a much better rhythm, focused on impact versus activity. Our pipeline is building and gaining traction.

        We have worked hard on strengthening the company's MARKETING capabilities. By creating demand for our products through grass roots marketing to the end user, we are moving from a push to a pull strategy. We are also focused on strengthening the brands within our portfolio. With that in mind, in mid-2003, we unified our professional grade hand tools and power tool accessories business under the IRWIN{R} brand name. As part of the global strategy, each of IRWIN's sub-brands, like VISE-GRIP{R} and Marathon{R}, will retain its category-leading name while endorsing a common IRWIN{R} brand
   identity.   This creates a strong platform in global hand tools and
   power tool accessories and provides future expansion opportunities into new categories under the IRWIN{R} brand.

        We continue to focus on retailers with the brightest futures through our STRATEGIC ACCOUNT MANAGEMENT process. In 2003, we generated a 12% increase in sales to our eight most-strategic accounts. The most promising aspect of this program is, as our company develops innovations and creates end-user demand through impactful marketing, we have a strong distribution network of high-growth retail partners. This is a very powerful formula that will yield great returns for our organization in the years ahead.

        Through our COLLABORATION initiative we continue to act as one company, leveraging our divisional talent, expertise and relationships. The Rubbermaid Tough Tools{TM} line, launched in 2003, is a collection of hand tools designed for the beginner to intermediate do-it-yourself (DIY) market. This product line was a direct result of collaborative efforts between Rubbermaid and our tool business. They brought together a powerful brand and a quality product, expanding into new categories and new channels of distribution. We have an extremely talented and creative organization. When we share ideas and best practices, the results are exponentially better.

        Having walked through each of our six initiatives, I would reiterate that our strategy has not changed. However, we have learned that some of the businesses in our portfolio do not fit our strategic model. Therefore, a key priority for the company in 2004 is to build THE RIGHT PORTFOLIO -- divest businesses whose fundamentals do not align with our strategic direction. We have identified 10% - 15% of our portfolio that has limited brand strength and innovation potential, two areas we believe critical to establish a competitive advantage. We are optimistic we will complete the bulk of these divestitures in 2004, leaving a strong core portfolio of businesses.

   [Picture of Strait-Line{R} Laser Tape omitted]


   THE RIGHT ORGANIZATION

        Last year we further strengthened our organization through the promotions of Robert S. Parker and James J. Roberts to Co-Chief Operating Officers. This new structure aligns all of our businesses under the guidance of two of our strongest and proven leaders. Additionally, this structure leverages their operational talent across multiple divisions and provides continuity and focus on the execution of NWL OPEX.

        Our Phoenix Program is also helping us create the right organization. We've hired over 1,500 college graduates into this program since its inception in July 2001. The Phoenicians focus on building relationships at the store level in our strategic accounts and developing in-store merchandising, training and product sell-through initiatives. The goal of the Phoenix Program has always been to give ambitious, talented individuals experience with our products, our strategic accounts and our consumers in order to develop a world-class farm system of talent. We have promoted over 460 Phoenicians, further strengthening the knowledge and direct customer experience level within the organization.

















   FIVE KEY MEASURES (reconciliation provided on page 4)

    [Bar chart depict-   INTERNAL SALES GROWTH: NET SALES GROWTH FOR
    ing Return on                               BUSINESSES owned longer
    Invested Capital                            than one year, including
    omitted]                                    minor acquisitions and
                                                divestitures.
    '01  '03  '02                               Target:  2-4%
    ---  ---  ---

    7.9  10.4 9.5        OPERATING INCOME:      Operating income, excluding
                                                restructuring and other
         RETURN ON                              charges, as a percentage of
     INVESTED CAPITAL                           sales.  Target:  15%
        (percent)
                         WORKING CAPITAL:       Five-quarter average of
                                                accounts receivable plus
                                                inventory, net of accounts
                                                payable, divided by
                                                trailing 12-month sales.
                                                Target:  20%

                         FREE CASH FLOW:        Cash flow provided by
                                                operations, net of
                                                dividends and capital
                                                expenditure. Target: Grow
                                                Free Cash Flow in line with
                                                earnings growth.

                         ROIC: Trailing 12-month after-tax operating income excluding restructuring and other
                                                charges divided by a five-
                                                quarter average of debt and
                                                equity. Target:  15%


   THE RIGHT OPERATING CYCLE

        Over the past few years our operating cycle has strengthened our
   organization.   At the divisional and corporate level, we have
   instituted consistent monthly, quarterly and annual reviews. These dynamic exchanges serve to monitor current progress against our core metrics while helping to establish priorities, foster open communication, assess opportunities, and develop cross-functionalities. We now have an operating rhythm for our 28 divisions that keeps us focused on what's important.













   THE RIGHT CULTURE

        Culture is one of the most difficult things to change in an organization. A Newell Rubbermaid culture, reflecting the values and dedication of our 40,000 employees, has taken shape within our organization. Principles of our culture like customer focus, teamwork and consistently "raising the bar" have become second nature. Our team is energized, motivated and more passionate than ever.


   CLOSING REMARKS

        As I look back over the past three years, we have made great strides in positioning Newell Rubbermaid for long-term success. We have implemented a consistent strategy through-out the entire organization and developed the right set of metrics to measure and monitor our performance. We have built an extremely talented organization with the skill set necessary to execute our strategy. We have achieved a good operating rhythm for our organization. Perhaps most importantly, we have unified the company around a new culture.

        Make no mistake, it has not been an easy journey. There have been bumps in the road along the way, including a difficult 2003. We have celebrated some exciting victories and learned some valuable lessons during this process. We enthusiastically look forward to our prospects in 2004 when we will complete our restructuring program, improve our business portfolio and continue to execute our "How We Win" Roadmap to unleash our company's full potential.

   Sincerely,

   /s/ Joseph Galli

   Joseph Galli
   Chief Executive Officer


























   ======================================================================
                  The Phoenix Program is creating a highly
                  talented organization at Newell Rubbermaid.
                  Members of the Phoenix Program are recent
                  college graduates who begin their careers
                  at the store level focused on strategic
                  accounts.  More importantly this program is
                  a "farm system" for Newell Rubbermaid to
     [Picture of  develop talented leaders and deploy those     [Phoenix
     members of   individuals in other areas of organization.     Logo
       Phoenix                                                  omitted]
       Program    The individuals shown to the left, end-user
      omitted]    specialists at IRWIN Industrial Tool
                  Company, are participating in a hands-on
                  product training session at the Rubbermaid
                  IRWIN Training Center in Huntersville, NC.
                  They all began their careers as members of
                  the Phoenix Program and have since earned
                  their second and, for some, third promotion
                  within the organization.  Newell
                  Rubbermaid's "promote from within"
                  philosophy moves these ambitious talented
                  individuals, who have experience with
                  products, strategic accounts and consumers,
                  into other roles helping to develop the
                  right organization and to infuse the right
                  culture at Newell Rubbermaid.
   ======================================================================


   FIVE KEY MEASURES RECONCILIATION

     INTERNAL SALES GROWTH                                  12 MONTHS ENDING DECEMBER 31

                                                      2001          2002           2003
                                                      ----          ----           ----
     Net Sales                                      $6,909.3      $7,453.9       $7,750.0
     Less: Sales from Acquisitions                     498.5         318.4          299.4
                                                     -------       -------        -------
     Internal Sales                                  6,410.8       7,135.5        7,450.6
                                                     =======       =======        =======

     Less: Prior Year Net Sales                      6,934.7       6,909.3        7,453.9
                                                     -------       -------        -------
     Internal Sales Growth (Decline)                 $(523.9)       $226.2          $(3.3)
                                                     =======       =======        =======

     Internal Sales Growth (Decline)%                   (7.6)%         3.3%           0.0%













     OPERATING INCOME % OF SALES                       12 MONTHS ENDING DECEMBER 31


                                                      2001          2002           2003
                                                      ----          ----           ----
     Operating Income As Reported                     $570.9        $629.7         $179.9
     Less: Restructuring & Other Charges(1)             86.0         143.9          552.8
                                                      ------        ------         ------
     Operating Income Excluding Charges                656.9         773.6          732.7
                                                      ======        ======         ======

     Current Year Net Sales                         $6,909.3      $7,453.9       $7,750.0

     OI%                                                 9.5%         10.4%           9.5%

     (1)  Charges excluded from "as reported" results are restructuring, acquisition or divestiture related charges.


     FREE CASH FLOW                                           12 MONTHS ENDING DECEMBER 31

                                         1998         1999         2000         2001         2002         2003
                                         ----         ----         ----         ----         ----         ----
     Net Cash provided by
       operating activities             $478.8       $554.0       $623.5       $865.4       $868.9       $773.2
     Less: Expenditure for plant,
       property and equipment            318.7        200.1        316.6        249.8        252.1        300.0
     Less: Cash Dividends                212.5        225.8        225.1        224.0        224.4        230.9
                                         -----        -----        -----        -----        -----        -----
     Free Cash Flow                     $(52.4)      $128.1        $81.8       $391.6       $392.4       $242.3


     WORKING CAPITAL % OF SALES       Q4 2000      Q1 2001      Q2 2001      Q3 2001      Q4 2001
                                      -------      -------      -------      -------      -------
     Accounts Receivable              $1,183.4     $1,131.5     $1,246.6     $1,316.1     $1,298.2
     Plus: Inventory                   1,262.6      1,310.0      1,271.7      1,185.5      1,113.8
     Less: Accounts Payable              342.4        366.5        429.1        446.3        501.3
                                       -------      -------      -------      -------      -------
     Total Working Capital             2,103.6      2,075.0      2,089.2      2,055.3     $1,910.7
                                       =======      =======      =======      =======     ========
     Average Working Capital of
       the Previous 5 Quarters                                                            $2,046.8
     Divided by Net Sales                                                                  6,909.3

     Working Capital %                                                                        29.6%
















     WORKING CAPITAL % OF SALES       Q1 2002      Q2 2002      Q3 2002      Q4 2002
                                      -------      -------      -------      -------
     Accounts Receivable              $1,191.3     $1,429.2     $1,363.0     $1,377.7
     Plus: Inventory                   1,147.4      1,290.7      1,277.3      1,196.2
     Less: Accounts Payable              525.8        655.8        684.9        686.6
                                       -------      -------      -------      -------
     Total Working Capital            $1,812.9     $2,064.1     $1,955.4     $1,887.3
                                       =======      =======      =======      =======
     Average Working Capital of
       the Previous 5 Quarters                                               $1,926.1
     Divided by Net Sales                                                     7,453.9

     Working Capital %                                                           25.8%


     WORKING CAPITAL % OF SALES       Q1 2003      Q2 2003      Q3 2003      Q4 2003
                                      -------      -------      -------      -------
     Accounts Receivable              $1,276.4     $1,455.1     $1,392.6     $1,442.6
     Plus: Inventory                   1,285.4      1,365.1      1,271.2      1,066.3
     Less: Accounts Payable              736.5        863.0        815.9        777.4
                                       -------      -------      -------      -------
     Total Working Capital            $1,825.3     $1,957.2     $1,847.9     $1,731.5
                                       =======      =======      =======      =======
     Average Working Capital of
       the Previous 5 Quarters                                               $1,849.8
     Divided by Net Sales                                                     7,750.0

     Working Capital %                                                           23.9%































     RETURN ON INVESTED CAPITAL         Q4 2000       Q1 2001      Q2 2001       Q3 2001     Q4 2001
                                        -------       -------      -------       -------     -------
       OI Excluding Charges(1)                                                               $656.9
       Effective Income Tax Rate                                                               36.4%
                                                                                            -------
         After-Tax OI Excluding Charges                                                      $417.8
                                                                                            =======

     Notes Payable                        23.5        $13.8        $25.6         $23.9        $19.1
     Current Portion of
       Long-Term Debt                    203.7        214.3        174.0         915.4        807.5
     Long-Term Debt(2)                 2,819.6      2,818.3      2,715.5       1,865.0      1,865.0
     Stockholders Equity               2,448.6      2,344.4      2,356.4       2,417.2      2,433.4
                                       -------      -------      -------       -------      -------
     Total Invested Capital            5,495.4     $5,390.8     $5,271.5      $5,221.5     $5,125.0
                                       =======      =======      =======       =======

     After-Tax OI Excluding Charges                                                          $417.8
     Divided by Average Invested
       Capital of Previous 5 Quarters                                                       5,300.8

     ROIC                                                                                       7.9%

     (1)  Charges excluded from "as reported" results are restructuring, acquisition or divestiture related charges.

     (2)  Long-Term Debt reflects adoption of Fin. 46 in 2003 and 2002.



     RETURN ON INVESTED CAPITAL        Q1 2002     Q2 2002      Q3 2002       Q4 2002
                                       -------     -------      -------       -------
       OI Excluding Charges(1)                                                 $773.6
       Effective Income Tax Rate                                                 33.5%
                                                                               ------
         After-Tax OI Excluding Charges                                        $514.4
                                                                               ======
     Notes Payable                       $29.7        $30.5        $29.6        $25.2
     Current Portion of
       Long-Term Debt                    553.0        300.2        405.8        424.0
     Long-Term Debt(2)                 2,080.7      2,732.0      2,505.7      2,372.1
     Stockholders Equity               1,885.4      2,025.8      2,048.7      2,063.5
                                       -------      -------      -------      -------
     Total Invested Capital           $4,548.8     $5,088.5     $4,989.8     $4,884.8
                                       =======      =======      =======      =======

     After-Tax OI Excluding Charges                                            $514.4
     Divided by Average Invested
       Capital of Previous 5 Quarters                                         4,927.4
                                                                              -------

     ROIC                                                                        10.4%










     RETURN ON INVESTED CAPITAL        Q1 2003      Q2 2003      Q3 2003       Q4 2003
                                       -------      -------      -------       -------

     OI Excluding Charges(1)                                                   $732.7
     Effective Income Tax Rate                                                   32.4%
     After-Tax OI Excluding Charges                                            $495.3
     Notes Payable                       $24.5        $37.4        $31.6        $21.9
     Current Portion of
       Long-Term Debt                    227.9        129.8         30.8         13.5
     Long-Term Debt(2)                 2,893.0      3,062.5      3,054.2      2,868.6
     Stockholders Equity               2,221.8      2,322.8      2,326.3      2,016.3
                                       -------      -------      -------      -------
     Total Invested Capital           $5,367.2     $5,552.5     $5,442.9     $4,920.3
                                       =======      =======      =======      =======


     After-Tax OI Excluding Charges                                            $495.3
     Divided by Average Invested
       Capital of Previous 5 Quarters                                         5,233.5
                                                                              -------

     ROIC                                                                         9.5%


     (1)  Charges excluded from "as reported" results are restructuring, acquisition or divestiture related charges.
     (2)  Long-Term Debt reflects adoption of Fin. 46 in 2003 and 2002.
































     DIRECTORS
     ---------
      WILLIAM P. SOVEY                       ALTON F. DOODY                         CYNTHIA A. MONTGOMERY
      Chairman of the Board                  President & Chief Executive            Professor, Graduate School
      Age 70                                 Officer, Alton F. Doody Co.            of Business Administration,
      Director since 1986                    Age 69                                 Harvard University
                                             Director since 1976                    Age 51
      JOSEPH GALLI                                                                  Director since 1995
      Chief Executive Officer                WILLIAM D. MAROHN
      Age 45                                 Retired Vice Chairman of the Board,    ALLAN P. NEWELL
      Director since 2001                    Whirlpool Corporation                  Private Investor
                                             Age 63                                 Age 57
      THOMAS E. CLARKE                       Director since 1999                    Director since 1982
      President,
      New Business Ventures Nike, Inc.       ELIZABETH CUTHBERT MILLETT             GORDON R. SULLIVAN
      Age 52                                 Private Investor                       President, Association of
      Director since 2003                    Age 47                                 the United States Army
                                             Director since 1995                    Age 66
      SCOTT S. COWEN                                                                Director since 1999
      President, Tulane University
      Age 57                                                                        RAYMOND G. VIAULT
      Director since 1999                                                           Vice Chairman, General Mills, Inc.
                                                                                    Age 59
                                                                                    Director since 2002

      OFFICERS                                                                             KEY ACCOUNTS
      --------                                                                             ------------
      JOSEPH GALLI                DALE L. MATSCHULLAT          JAMES J. ROBERTS            PAUL G. BOITMANN
      Chief Executive Officer     Vice President, General      Chief Operating Officer     President
      Age 45                      Counsel and Corporate        Rubbermaid/Irwin            The Home Depot Division
      Joined Company 2001         Secretary                    Age 45                      Age 42
                                  Age 58                       Joined Company 2001         Joined Company 2001
      HARTLEY "BUDDY" BLAHA       Joined Company 1989
      Vice President                                           J. PATRICK ROBINSON         RICHARD L. KERN
      Corporate Development       ROBERT S. PARKER             Vice President Controller   President
      Age 38                      Chief Operating Officer      Chief Financial Officer     Lowe's Division
      Joined Company 2003         Sharpie/Calphalon            Age 48                      Age 42
                                  Age 58                       Joined Company 2001         Joined Company 2001
      TIM J. JAHNKE               Joined Company 1992
      Vice President                                                                       STEVEN R. SCHEYER
      Human Resources                                                                      President
      Age 44                                                                               Wal*Mart Division
      Joined Company 1986                                                                  Age 45
                                                                                           Joined Company 2001

   STOCKHOLDER INFORMATION

   Additional copies of this letter to shareholders, proxy statement and Form 10-K filed with the Securities and Exchange commission, dividend reinvestment plan information, recent and historical financial data and other information about Newell Rubbermaid are available without charge to interested stockholders upon request to:

   Newell Rubbermaid Inc. Investor Relations
   10B Glenlake Parkway, Suite 600
   Atlanta, GA  30328
   (800) 424-1941
   investor.relations@newellco.com
   www.newellrubbermaid.com

   ANNUAL MEETING OF STOCKHOLDERS

   The annual meeting of stockholders will be held May 12, 2004, 10:00 a.m., local time at:

   Grand Hyatt Hotel
   3300 Peachtree Road
   Atlanta, GA  30305
   404-365-8100

   INVESTOR AND OTHER INQUIRIES

   Security analysts, investment professionals, news media and other inquiries should be directed to:

   Jesse J. Herron
   Vice President - Investor Relations
   10B Glenlake Parkway, Suite 600
   Atlanta, GA  30328
   (770) 407-3994

   STOCKHOLDER ACCOUNT MAINTENANCE

   Communications concerning the transfer of shares, lost certificates, dividends, dividend reinvestment, receipt of multiple dividend checks, duplicate mailings or change of address should be directed to the Transfer Agent and Registrar:

   The Bank of New York
   Shareholder Relations Dept. 8W
   PO Box 11258
   Church Street Station
   New York, NY  10286
   800-432-0140
   www.stockbny.com

   FORWARD-LOOKING STATEMENTS

   The statements contained in this letter to shareholders that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Appendix A to Newell
   Rubbermaid's 2004 annual meeting proxy statement accompanying this letter.

   This letter to shareholders should be read in conjunction with Newell Rubbermaid's 2004 annual meeting proxy statement and the 2003 Form 10-
   K. Copies of the proxy statement and Form 10-K may be obtained online at www.newellrubbermaid.com.



















































   PRODUCTS ON THE BACK COVER
   From left to right, top to bottom:

   IRWIN{R} Bolt Grip.,
   Graco{R} Harmony{TM} Highchair,
   Lenox{R} Lazer{TM}
   Reciprocating Saw Blade,
   Sharpie{R} RT Retractable Marker,
   Rubbermaid{R} Commercial Trademaster Utility Cart,
   Calphalon{R} One{TM} Infused Anodized Cookware

                       10B Glenlake Parkway, Suite 600
                           Atlanta, Georgia 30328
                          www.newellrubbermaid.com

                            NEWELL RUBBERMAID(TM}

   [Pictures of above listed products omitted]